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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of Plains All American Pipeline, L.P. and PAA Finance Corp. of our report dated February 26, 2004, except as to Note 1 which is as of July 21, 2004, relating to the consolidated financial statements of Plains All American Pipeline, L.P. and our report dated April 13, 2004 relating to the balance sheet of Plains AAP, L.P., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 11, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM